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                                                                    Exhibit 3.42



                            ARTICLES OF INCORPORATION

                                       OF

                              WEIDER COMMUNICATIONS

                                        I

The name of this Corporation is:

                              WEIDER COMMUNICATIONS

                                       II

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

The name and address in the State of California of this Corporation's initial agent for service of process is:

                               Bernard J. Cartoon
                               21100 Erwin Street
                            Woodland Hills, CA 91367

                                       IV

This corporation is authorized to issue only one class of shares of stock: and the total number of shares which this corporation is authorized to issue is One Hundred Thousand (100,000).

DATED: February 4, 1990

                                             /s/ Gary E. Gleicher
                                             ----------------------
                                                GARY E. GLEICHER
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I hereby declare that I am the person who executed the foregoing Articles of
Incorporation of WEIDER COMMUNICATIONS which execution is my act and deed.

DATED: February 4, 1990                      /s/ Gary E. Gleicher
                                             ----------------------
                                                GARY E. GLEICHER


1A\AOI
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                            Certificate of Amendment
                                       of
                            Articles of Incorporation
                                       of
                 Weider Communications, a California Corporation

      The undersigned certify that:

      1. They are the president and secretary, respectively, of Weider Communications, a California Corporation.

      2. Article I of the Articles of Incorporation of this corporation is hereby amended to read as follows:

      Name of Corporation. The name of this corporation is:

                               SYL COMMUNICATIONS

      3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

      4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

      We declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: October 22, 2002                   /s/ Eric Weider
                                         ----------------------
                                         Eric Weider, President


                                         /s/ Bernard Cartoon
                                         ----------------------
                                         Bernard Cartoon, Secretary